Exhibit 99.1

THE PLAN

This Amended and Restated Distribution Reinvestment Plan of American Finance Trust, Inc. (the “Plan”) has been adopted by the Company’s Board of Directors, effective as of July 19, 2018. In the Plan, the “Company,” “we,” “us” and “our” refer to American Finance Trust, Inc., a Maryland real estate investment trust, and its direct and indirect subsidiaries, including American Finance Operating Partnership, L.P., its operating partnership. In the Plan, the term “Common Shares” refers, collectively, to all three classes of the Company’s common stock, par value $0.01 per shares: Class A common stock, Class B-1 common stock and Class B-2 common stock. In the Plan, the term “Class A Common Shares” refers to shares of Class A common stock, which is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “AFIN.” The shares of Class B-1 common stock and Class B-2 common stock will not be listed on Nasdaq. Shares of Class B-1 common stock will automatically convert into Class A common stock to be listed on Nasdaq no later than October 17, 2018, 90 days following the date our Class A common stock is listed on Nasdaq, and Class B-2 common stock, which will automatically convert into Class A common stock to be listed on Nasdaq no later than January 15, 2019, 180 days following the date our Class A common stock is listed on Nasdaq. Each share of Class B-1 common stock and Class B-2 common stock will otherwise be identical to each share of Class A common stock in all other respects, including the right to vote on matters presented to the Company’s stockholders, and shares of all classes of common stock are expected to receive the same distributions. In the Plan, the term “distributions” refers to ordinary distributions or dividends, as authorized by the Company’s Board of Directors and declared by the Company on a regular, monthly or quarterly, basis, and payable to all holders of our Class A, Class B-1 or Class B-2 common stock.

The following questions and answers explain and constitute the Plan. Stockholders who do not participate in the Plan will receive cash distributions, as declared, and paid in the usual manner.

PURPOSE

1.	What is the purpose of the Plan?

The primary purpose of the Plan is to provide eligible holders of Common Shares (“Participants”) with a convenient and simple method of increasing their investment in the Company by investing cash distributions in additional shares of Class A Common Stock (“Class A Common Shares”) without paying any fees, to the extent Class A Common Shares are purchased directly from the Company. See Question 5 for a description of the holders who are eligible to participate in the Plan. Class A Common Shares purchased under the Plan may, at the option of the Company, be directly issued by the Company or purchased by the Company’s transfer agent in the open market using Participants’ funds. To the extent Class A Common Shares are purchased from the Company under the Plan, it will receive additional funds for general corporate and working capital purposes. The Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible holders of Class A Common Shares in order to eliminate practices which are, in the sole discretion of the Company, not consistent with the purposes or operation of the Plan or which adversely affect the price of the Class A Common Shares.

OPTIONS AVAILABLE TO PARTICIPANTS

2.	What options are available to enrolled Participants?

Commencing with the distribution payable on or before the close of business on August 3, 2018 to stockholders of record at the close of business on each day during the period from July 1, 2018 to July 18, 2018 (the “July Pre-Listing Distribution”), Participants may elect to have cash distributions paid on all or a portion of their Common Shares automatically reinvested in additional Class A Common Shares. Cash distributions are paid on the Common Shares when, if and as authorized by the Company’s Board of Directors and declared by the Company. Subject to the availability of Class A Common Shares registered under the Securities Act of 1933, as amended, for issuance under the Plan, there is no minimum limitation on the amount of distributions a Participant may reinvest under the distribution reinvestment feature of the Plan.

ADVANTAGES AND DISADVANTAGES

3.	What are the advantages and disadvantages of the Plan?

Advantages:

A.    The Plan provides Participants with the opportunity to reinvest cash distributions paid on all or a portion of their Common Shares in additional Class A Common Shares without paying any fees to the extent Class A Common Shares are purchased directly from the Company.

B.    Subject to the availability of Class A Common Shares registered for issuance under the Plan, all cash distributions paid on Participants’ Common Shares can be fully invested in additional Class A Common Shares. The Plan permits fractional shares to be credited to Plan accounts. Distributions on fractional shares, as well as on whole shares, will also be reinvested in additional shares which will be credited to Plan accounts.

C.    The plan administrator, DST Systems Inc. (the “Plan Administrator”), at no charge to Participants, provides for the safekeeping of the Class A Common Shares credited to each Plan account.

D.    Periodic statements reflecting all current activity, including share purchases and the latest Plan account balance, simplify record-keeping for each Participant. See Question 17 for information concerning reports to Participants.

Disadvantages:

E.     No interest will be paid by the Company or the Plan Administrator on distributions held pending reinvestment. See Question 11.

F.     Resales of Class A Common Shares credited to a Participant’s account under the Plan will involve a nominal fee per transaction paid to the Plan Administrator (if resale is made by the Plan Administrator at the request of a Participant), a per share processing fee and any applicable share transfer taxes on the resales. See Questions 16 and 21.

G.    Prospective investors in Class A Common Shares should carefully consider the matters described under “Risk Factors” in filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference, and other similar statements contained in the Plan and the documents incorporated or deemed incorporated by reference herein and therein prior to making an investment in the Class A Common Shares.

ADMINISTRATION

4.	Who administers the Plan?

DST Systems Inc., which we refer to as the Plan Administrator, administers the Plan. As agent for the Participants, the Plan Administrator keeps records, sends statements of account to Participants and performs other duties relating to the Plan. See Question 17 for information concerning reports to Participants. The Company pays all costs of administering the Plan. Class A Common Shares purchased under the Plan are issued in the name of the Plan Administrator or its nominee, as agent for the Participants. As record holder of the shares held in Participants’ accounts under the Plan, the Plan Administrator will receive distributions on all shares held by it on the applicable record date, will credit distributions to each Participant’s account on the basis of whole and fractional shares held in these accounts, and will reinvest certain distributions in Class A Common Shares as directed by each Participant. The Plan Administrator makes all purchases of Class A Common Shares under the Plan.

The Plan Administrator also acts as distribution disbursing agent, transfer agent and registrar for the Common Shares. The Plan Administrator may be reached at the following address and telephone number to obtain information about the Plan:

DST Systems Inc.
Attention: Distribution Reinvestment Plan of American Finance Trust, Inc.

430 W. 7th St.
Kansas City, MO 64105-1407
(844) 411-4272

Participants should include their account number(s) and include a reference to the Company in any correspondence.

You can obtain information about your account over the Internet through “Investor Center Access” on the Company’s website, http://ir.americanfinancetrust.com/resources/contact-ir. The information on or linked to the Company’s website is not a part of and is not incorporated by reference into this Plan.

In the event that the Plan Administrator resigns or otherwise ceases to act as plan administrator, the Company will appoint a new plan administrator to administer the Plan and will promptly provide notice as described in Question 29.

PARTICIPATION

For purposes of this section, responses will generally be based upon the method by which the holder holds his or her Common Shares. Generally, holders are either Record Owners or Beneficial Owners. A “Record Owner” is a holder who owns Common Shares in his or her own name. A “Beneficial Owner” is a holder who beneficially owns Common Shares that are registered in a name other than his or her own name (for example, the shares are held in the name of a broker, bank or other nominee). A Record Owner may participate directly in the Plan, whereas a Beneficial Owner will have to either become a Record Owner by having one or more shares transferred into his or her own name or coordinate his or her participation in the Plan through the broker, bank or other nominee in whose name the Beneficial Owner’s shares are held. If a Beneficial Owner who desires to become a Participant encounters any difficulties in coordinating his or her participation in the Plan with his or her broker, bank or other nominee, he or she should call the Company’s Investor Relations Department at (866) 902-0063.

5.	Who is eligible to participate?

All Record Owners or Beneficial Owners of at least one Common Share are eligible to participate in the Plan. A Record Owner may participate directly in the Plan. A Beneficial Owner must either become a Record Owner by having one or more shares transferred into his or her own name or arrange with the broker, bank or other nominee who is the record holder to participate on his or her behalf. See Question 7.

To facilitate participation by Beneficial Owners, the Company has made arrangements with the Plan Administrator to reinvest distributions, on a per distribution basis, under the Plan by record holders such as brokers, banks and other nominees, on behalf of beneficial owners. See Question 7.

The Company may terminate, by written notice, at any time any Participant’s individual participation in the Plan if its participation would be in violation of the restrictions contained in the Company’s charter or bylaws. These restrictions generally prohibit any person or group of persons from acquiring or holding, directly or indirectly, ownership of a number of shares of stock of any class or series of shares of stock of the Company if the purchase would violate the provisions of the Company’s charter that no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock, or violate any of the other share ownership and transfer restrictions imposed by the Company’s charter.

6.	How does an eligible stockholder or interested new investor participate?

Record Owners may join the Plan by completing and signing the enrollment form that may be obtained from the Plan Administrator (the “Enrollment Form”) and returning it to the Plan Administrator. Enrollment Forms may be obtained at any time by written request to DST Systems Inc., Attention: Distribution Reinvestment Plan of American Finance Trust, Inc., 430 W. 7th St., Kansas City, MO 64105-1407 or by telephoning the Plan Administrator at (844) 411-4272. Record Owners may also join the Plan by going to the Company’s web site, www.americanfinancetrust.com, and downloading the Enrollment Form.

Beneficial Owners who wish to join the Plan must instruct their broker, bank or other nominee to complete and sign the Enrollment Form included with the Plan. The broker, bank or other nominee will forward the completed Enrollment Form to its securities depository and the securities depository will provide the Plan Administrator with the information necessary to allow the Beneficial Owner to participate in the Plan.

If a Record Owner or the broker, bank or other nominee on behalf of a Beneficial Owner submits a properly executed Enrollment Form without electing an investment option, the Enrollment Form will be deemed to indicate the intention of the Record Owner or Beneficial Owner, as the case may be, to apply all cash distributions toward the purchase of additional Class A Common Shares. See Question 8 for investment options.

7.      Do Participants in the Plan prior to July 19, 2018, when the Company listed Class A Common Shares on Nasdaq and this Plan became effective, need to do anything to continue to be Participants?

No. If you were a participant in the Plan prior to July 19, 2018, when the Company listed Class A Common Shares on Nasdaq and this Plan became effective, you will remain a Participant in the Plan without submitting an Enrollment Form unless and until you terminate your participation in accordance with Questions 20 and 21.

8.	What does the Enrollment Form provide?

The Enrollment Form appoints the Plan Administrator as agent for the Participant and directs the Company to pay to the Plan Administrator each Participant’s cash distributions on all or a specified percentage of Common Shares owned by the Participant on the applicable record date (“Participating Shares”), as well as on all whole and fractional Class A Common Shares credited to a Participant’s Plan account (“Plan Shares”). The Enrollment Form directs the Plan Administrator to purchase on the Investment Date (as defined in Question 11) additional Class A Common Shares with distributions paid on Participating Shares. Distributions will continue to be reinvested on the percentage of Participating Shares and on all Plan Shares until the Participant specifies otherwise by contacting the Plan Administrator, withdraws from the Plan (see Questions 20 and 21), or the Plan is terminated. See Question 7 for additional information about the Enrollment Form.

The Enrollment Form provides for the purchase of additional Class A Common Shares through the following investment options:

A.       If the “Full Distribution Reinvestment” option is elected, the Plan Administrator will apply all cash distributions on all Common Shares then or subsequently registered in the Participant’s name, and all cash distributions on all Plan Shares, toward the purchase of additional Class A Common Shares.

B.       If the “Partial Distribution Reinvestment” option is elected, the Plan Administrator will apply the cash distributions on a specified percentage of the Participant’s Common Shares to purchase additional Class A Common Shares. The Plan Administrator will pay the Participant cash distributions on the remaining Common Shares, when and if declared by the Company’s Board of Directors.

Each Participant may select either one of these options. If a Participant returns a properly executed Enrollment Form to the Administrator without electing an investment option, the Participant will be enrolled as having selected Full Distribution Reinvestment.

Participants may change their investment options at any time by contacting the Plan Administrator by telephone or in writing as indicated in Question 32. See Question 11 for the effective date for any change in investment options.

9.	Is partial participation possible under the Plan?

Yes. Record Owners or the broker, bank or other nominee for Beneficial Owners may designate on the Enrollment Form a percentage of Common Shares for which distributions are to be reinvested. Distributions will thereafter be reinvested only on the percent of Common Shares specified, and the Record Owner or Beneficial Owner, as the case may be, will continue to receive cash distributions on the remainder of the shares. See Question 8.

10.	When may an eligible stockholder or interested new investor join the Plan?

A Record Owner or Beneficial Owner may join the Plan at any time. Once in the Plan, a Participant remains in the Plan until he or she withdraws from the Plan, the Company terminates his or her participation in the Plan or the Company terminates the Plan. See Question 21 regarding withdrawal from the Plan.

11.	When will distributions be reinvested?

Purchases of Class A Common Shares under the Plan will be made on the “Investment Date” in each month. The Investment Date with respect to Class A Common Shares acquired directly from the Company and relating to a distribution reinvestment will be no later than five business days following the record date for the distribution (unless that day is not a business day in which case it is the first business day immediately thereafter). The Investment Date with respect to Class A Common Shares purchased in the open market will be no later than ten business days following the distribution payment date.

At the time the Plan Administrator makes open market purchases, the purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market or by negotiated transactions, and may be subject to terms with respect to price, delivery and other matters as agreed to by the Plan Administrator. Neither the Company nor any Participant will have any authorization or power to direct the time or price at which Class A Common Shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the Plan Administrator. However, at the time the Plan Administrator makes open market purchases, the Plan Administrator will use its reasonable best efforts to purchase the Class A Common Shares at the lowest possible price.

If the Enrollment Form is received prior to the record date for a distribution payment, the election to reinvest distributions will begin with that distribution payment. If the Enrollment Form is received on or after any record date, reinvestment of distributions will begin following the next record date if the Participant is still a stockholder of record. Record dates for payment of distributions normally precede payment dates by approximately one to two weeks.

Class A Common Shares will be allocated and credited to Participants’ accounts as follows: (1) Class A Common Shares purchased from the Company will be allocated and credited as of the appropriate Investment Date; and (2) Class A Common Shares purchased in market transactions will be allocated and credited as of the date on which the Plan Administrator completes the purchases of the aggregate number of Class A Common Shares to be purchased on behalf of all Participants with distributions to be reinvested during the month.

NO INTEREST WILL BE PAID ON CASH DISTRIBUTIONS PENDING REINVESTMENT UNDER THE TERMS OF THE PLAN.

PURCHASES AND PRICES OF SHARES

12.	What will be the price to Participants of Class A Common Shares purchased under the Plan?

The price per Class A Common Share acquired directly from the Company will be 100% (subject to change) of the average of the high and low sales prices, computed to three decimal places, of the Class A Common Shares on Nasdaq on the Investment Date (as defined in Question 11), or if no trading occurs in the Class A Common Shares on the Investment Date, the average of the high and low sales prices for the first trading day immediately preceding the Investment Date for which trades are reported.

The price per Class A Common Share acquired through open market purchases with reinvested distributions will be the weighted average of the actual prices paid, computed to three decimal places, for all of the Class A Common Shares purchased by the Plan Administrator with all Participants’ reinvested distributions for the related quarter. Additionally, each Participant will be charged a per share processing fee (currently $0.03 per share) paid by the Plan Administrator in connection with these open market purchases. Per share processing fees include any brokerage commissions the Plan Administrator is required to pay. (If a Participant desires to opt out of the distribution reinvestment feature of the Plan when the Class A Common Shares relating to distribution reinvestments will be purchased in the open market, a Participant must notify the Plan Administrator no later than the record date for the related distribution payment date. For information as to the source of the Class A Common Shares to be purchased under the Plan see Question 15).

Neither the Company nor any Participant will have any authorization or power to direct the time or price at which Class A Common Shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the Plan Administrator. However, at the time the Plan Administrator makes open market purchases, the Plan Administrator will use its best efforts to purchase the Class A Common Shares at the lowest possible price.

All references in the Plan to the “Market Price” when it relates to distribution reinvestments which will be reinvested in Class A Common Shares acquired directly from the Company means the average of the high and low sales prices, computed to three decimal places, of the Class A Common Shares on Nasdaq on the Investment Date, or if no trading occurs in the Common Shares on the Investment Date, the average of the high and low sales prices for the first Trading Day immediately preceding the Investment Date for which trades are reported. With respect to distribution reinvestments which will be reinvested in Class A Common Shares purchased in the open market, “Market Price” means the weighted average of the actual prices paid, net of commissions, computed to three decimal places, for all of the Class A Common Shares purchased by the Plan Administrator with all Participants’ reinvested distributions for the related quarter.

13.	What are the Record Dates and Investment Dates for distribution reinvestment?

For the reinvestment of distributions, the “Record Date” is the record date declared by the Company for the distribution. The Investment Date with respect to Class A Common Shares acquired directly from the Company will be no later than five business days following the record date (unless that day is not a business day in which case it is the first business day immediately thereafter and except with respect to the July Pre-Listing Distribution for which the Investment Date will be a day within seven days of the payment date). The Investment Date with respect to Class A Common Shares purchased in open market transactions will be no later than ten business days following the distribution payment date. Distributions will be reinvested on the Investment Date using the applicable Market Price (as defined in Question 12). Generally, record dates for monthly distributions on the Class A Common Shares will precede the distribution payment dates by approximately one to two weeks.

14.	How will the number of shares purchased for a Participant be determined?

A Participant’s account in the Plan will be credited with the number of Class A Common Shares, including fractions computed to three decimal places, equal to the total amount to be invested on behalf of the Participant divided by the purchase price per share as calculated pursuant to the methods described in Question 12, as applicable. The total amount to be invested will depend on the amount of any distributions paid on the number of Participating Shares and Plan Shares in the Participant’s Plan account and available for investment on the related Investment Date. Subject to the availability of Class A Common Shares registered for issuance under the Plan, there is no total maximum number of shares available for issuance pursuant to the reinvestment of distributions.

15.	What is the source of Class A Common Shares purchased under the Plan?

Plan Shares will be purchased either directly from the Company, in which event these shares will be authorized but unissued shares, or on the open market, or by a combination of the foregoing, at the option of the Company, after a review of current market conditions and the Company’s current and projected capital needs. Except with respect to the July Pre-Listing Distribution, the Company will determine the source of the Class A Common Shares to be purchased under the Plan at least three business days prior to the relevant Record Date and will notify the Plan Administrator of this determination. Neither the Company nor the Plan Administrator will be required to provide any written notice to Participants as to the source of the Class A Common Shares to be purchased under the Plan, but current information regarding the source of the Class A Common Shares may be obtained by contacting the Company’s Investor Relations Department at (866) 902-0063.

16.	Are there any expenses to Participants in connection with their participation under the Plan?

Participants will have to pay a service charge and processing fees to sell Plan shares. See Question 21 for more information. Participants will incur no fees in connection with the reinvestment of distributions when Class A Common Shares are acquired directly from the Company. Each Participant will be charged a per share processing fee (currently $0.03 per share) paid by the Plan Administrator for Class A Common Shares acquired through open market purchases. The Company will pay all other costs of administration of the Plan. All per share processing fees include any brokerage commissions the Plan Administrator is required to pay.

REPORTS TO PARTICIPANTS

17.	What kind of reports will be sent to Participants in the Plan?

Each Participant in the Plan will receive a statement of his, her or its account following each purchase of additional Class A Common Shares. These statements are Participants’ continuing record of the cost of their purchases and should be retained for income tax purposes. Specific cost basis information will be included in each Participant’s statement in accordance with applicable law. In addition, Participants will receive copies of other communications sent to holders of Common Shares, including the Company’s annual report to its stockholders, notice of annual meeting and proxy statement in connection with the Company’s annual meetings of stockholders and Internal Revenue Service information for reporting distributions paid.

DISTRIBUTIONS ON FRACTIONS

18.	Will Participants be credited with distributions on fractions of shares?

Yes.

CERTIFICATES FOR CLASS A COMMON SHARES

19.	Will certificates be issued for Class A Common Shares purchased?

Unless your shares are held by a broker, bank or other nominee, we will register Class A Common Shares that we purchase for your account under the Plan in your name. We will credit these shares to your Plan account in “book-entry” form. This service protects against the loss, theft or destruction of certificates representing Class A Common Shares.

WITHDRAWALS AND TERMINATION

20.	When may Participants withdraw from the Plan?

A Participant may withdraw from the Plan with respect to all or a portion of the Common Shares held in his or her account in the Plan at any time. If the request to withdraw is received prior to a distribution record date set by the Company’s Board of Directors for determining stockholders of record entitled to receive a distribution, the request will be processed on the day following receipt of the request by the Plan Administrator.

If the request to withdraw is received by the Plan Administrator near a distribution record date, the Plan Administrator, in its sole discretion, may either pay the distribution in cash or reinvest it in shares for the Participant’s account. The request for withdrawal will then be processed as promptly as possible following the distribution payment date, less any applicable fees. All distributions subsequent to the Investment Date will be paid in cash unless a stockholder re-enrolls in the Plan, which may be done at any time.

Notwithstanding the foregoing, the Plan Administrator must receive written notice of your withdrawal from the Plan by July 27, 2018 for the withdrawal to be effective prior to paying the July 2018 Distributions.

21.	How does a Participant withdraw from the Plan or sell shares in his or her Plan account?

A Participant may withdraw from the Plan at any time by giving telephone or written instructions to the Plan Administrator. Upon closing a Plan account, the Participant will receive a check for the cash value of any fractional Common Share. The value of that check for fractional Common Shares will be based on the then current trading price of the Class A Common Shares, less any service and processing fees.

Upon withdrawal from the Plan, a Participant may also request that the Plan Administrator sell all or part of the Class A Common Shares credited to his or her account in the Plan by a market order. A market order is a request to sell Class A Common Shares at the market price. Market order sales are only available by calling the Plan Administrator directly at (844) 411-4272. Market order sale requests received by telephone will be placed within one market day after receipt. Depending on the number of Class A Common Shares being sold and current trading volume in the Class A Common Shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of the day. To determine if Class A Common Shares were sold, a Participant should check his or her account online through “Investor Center Access” on the Company’s website, http://ir.americanfinancetrust.com/resources/contact-ir, or call the Plan Administrator directly at (844) 411-4272. If a Participant’s market order sale was not filled and he or she still wants the Class A Common Shares to be sold, the Participant will need to re-enter the sale request. The price will be the market price of the sale obtained by the Plan Administrator’s broker, less a service fee of $20 per order and a processing fee of $0.03 per Class A Common Share sold. Fees are deducted from the proceeds derived from the sale.

Sale proceeds are normally paid by check and distributed within one business day after settlement of the sale transaction. All per share processing fees include any brokerage commissions the Plan Administrator is required to pay.

The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Participants should contact the Plan Administrator to determine if there are any limitations applicable to a particular sale request. The Plan Administrator also reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which Class A Common Shares for the Plan are sold, and no one, other than Plan Administrator will select the broker(s) or dealer(s) through or from whom sales are to be made.

22.	Are there any automatic termination provisions?

THE COMPANY RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF COMMON SHARES IN ORDER TO ELIMINATE PRACTICES WHICH ARE, IN THE SOLE DISCRETION OF THE COMPANY, NOT CONSISTENT WITH THE PURPOSES OR OPERATION OF THE PLAN OR WHICH ADVERSELY AFFECT THE PRICE OF THE CLASS A COMMON SHARES.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO PLAN PARTICIPANTS

23.	What are the U.S. federal income tax consequences of participation in the Plan?

The following summarizes certain U.S. federal income tax considerations to current stockholders who participate in the Plan. Stockholders should read the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the prospectus related to the Plan for a summary of U.S. federal income tax considerations related to the ownership of Class A Common Shares.

The following summary is for general information only and is not tax advice. This discussion is based on an interpretation of the Code, Treasury regulations promulgated under the Code (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as in effect as of the date of the Plan, and all of which are subject to change, possibly with retroactive effect. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to Participants subject to special treatment under the U.S. federal income tax laws and does not discuss any state, local or foreign tax consequences associated with participation in the Plan.

EACH PROSPECTIVE PARTICIPANT IN THE PLAN IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER, IN LIGHT OF HIS OR HER SPECIFIC OR UNIQUE CIRCUMSTANCES, OF PARTICIPATING IN THE PLAN, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THIS PARTICIPATION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

In the case of Class A Common Shares purchased by the Plan Administrator pursuant to the Plan, whether purchased from the Company or in the open market, Participants will be treated for U.S. federal income tax purposes as having received, on the distribution payment date, a distribution in an amount equal to the amount of the cash distribution that was reinvested.

That distribution will be taxable as a dividend to the extent of the Company’s current or accumulated earnings and profits. To the extent the distribution is in excess of the Company’s current or accumulated earnings and profits, the distribution will be treated first as a tax-deferred return of capital, reducing the tax basis in a Participant’s shares, and to the extent it exceeds a Participant’s tax basis will be treated as gain realized from the sale of the Participant’s shares.

A Participant’s holding period for Class A Common Shares acquired pursuant to the Plan will begin on the day following the Investment Date. A Participant will have a tax basis in the Class A Common Shares equal to the amount of cash used to purchase the Class A Common Shares.

A Participant will not realize any taxable income upon receipt of certificates for whole Class A Common Shares credited to the Participant’s account, either upon the Participant’s request for certain of those Class A Common Shares or upon termination of participation in the Plan. A Participant will recognize gain or loss upon the sale or exchange of Class A Common Shares acquired under the Plan. A Participant will also recognize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share equivalent credited to the Participant’s account. The amount of any gain or loss will be the difference between the amount that the Participant received for the Class A Common Shares or fractional share equivalent and the tax basis thereof.

24.	How are income tax withholding provisions applied to Participants in the Plan?

If a Participant fails to provide certain U.S. federal income tax certifications in the manner required by law, distributions on Class A Common Shares or, proceeds from the sale of fractional shares and proceeds from the sale of Class A Common Shares held for a Participant’s account may be subject to U.S. federal income tax withholding at the “backup withholding” rate (currently 24% for 2018). If withholding is required for any reason, the appropriate amount of tax will be withheld. Certain stockholders (including most corporations) are, however, exempt from the above withholding requirements.

If a Participant is a Non-U.S. Stockholder (as defined in “Material U.S. Federal Income Tax Considerations”) whose distributions are subject to U.S. federal income tax withholding at the 30% rate (or a lower treaty rate), the appropriate amount will be withheld and the remaining balance in Class A will be credited to the Participant’s account. A Non-U.S. Stockholder will not be subject to withholding under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to certain Company capital gain distributions on its Class A Common Shares so long as the Non-U.S. owns 10% or less of the Company’s Common Shares at all times during the one year period ending on the date of the distribution and those shares remain regularly traded on an established United States securities market, but will instead remain subject with respect to distributions to the 30% (or lower treaty rate) withholding tax described in the preceding sentence.

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (i) the foreign entity is a “foreign financial institution,” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA. Applicable Treasury Regulations provide generally that withholding is required (i) with respect to dividends on our shares, and (ii) with respect to gross proceeds from a sale or other disposition of our shares that occurs on or after December 31, 2018. If withholding is required under FATCA on a payment related to our shares, stockholders that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on a payment generally will be required to seek a refund or credit from the Internal Revenue Service to obtain the benefit of exemption or reduction (provided that the benefit is available). An intergovernmental agreement governing FATCA between the United States and an applicable foreign country may modify the requirements described in this paragraph. Participants that are Non-U.S. Stockholders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our shares.

OTHER INFORMATION

25.	What happens if a Participant sells or transfers all of the Common Shares registered in the Participant’s name?

If a Participant disposes of all Common Shares registered in his or her name, and is not shown as a Record Owner on a distribution record date, the Participant will be terminated from the Plan as of this date and the Participant will be deemed to have submitted a withdrawal notice that was received prior to the applicable record date.

26.	What happens if the Company declares a distribution payable in shares or declares a share split?

Any distribution payable in shares and any additional shares distributed by the Company in connection with a share split in respect of shares credited to a Participant’s Plan account will be credited to the Participant’s Plan account. Distributions that are not paid in cash may not be reinvested pursuant to the Plan.

27.	How will Class A Common Shares held by the Plan Administrator be voted at meetings of stockholders?

If the Participant is a Record Owner, the Participant will receive a proxy card covering both directly held Common Shares and Common Shares held in the Plan. If the Participant is a Beneficial Owner, the Participant will receive a proxy covering Common Shares held in the Plan through his or her broker, bank or other nominee.

If a proxy is returned properly signed and marked for voting, all the Common Shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of the Participant’s Common Shares will be voted in accordance with recommendations of the Company’s Board of Directors, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, Common Shares registered in a Participant’s name may be voted only by the Participant in person.

28.	What are the responsibilities of the Company and the Plan Administrator under the Plan?

The Company and the Plan Administrator will not be liable in administering the Plan for any act done in good faith or required by applicable law or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a Participant’s account upon his or her death, with respect to the prices at which Class A Common Shares are purchased and/or the times when those purchases are made or with respect to any fluctuation in the market value before or after purchase or sale of shares. Notwithstanding the foregoing, nothing contained in the Plan limits the Company’s liability with respect to alleged violations of federal securities laws.

The Company and the Plan Administrator will be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

29.	May the Plan be changed or discontinued?

Yes. The Company may suspend, terminate, or amend the Plan at any time, effective immediately. Notice will be mailed to Participants of any suspension or termination, or of any amendment that alters the Plan terms and conditions, as soon as practicable after action by the Company.

The Company may substitute another administrator or agent in place of the Plan Administrator at any time. Participants will be promptly notified of any substitution, and this notice will also include any information about the effect of the change in administration of this Plan on Participants.

Any questions of interpretation arising under the Plan will be determined by the Company, in its sole discretion, and any determination will be final.

30.	Who bears the risk of market fluctuations in the trading price of Class A Common Shares?

A Participant’s investment in Class A Common Shares held in the Plan account is no different from his or her investment in directly held Class A Common Shares. The Participant bears the risk of any loss and enjoys the benefits of any gain from market price changes with respect to its Class A Common Shares.

31.	Who should be contacted with questions about the Plan?

All correspondence regarding the Plan should be directed to:

DST Systems Inc.
Attention: Distribution Reinvestment Plan of American Finance Trust, Inc.

430 W. 7th St.

Kansas City, MO 64105-1407

(844) 411-4272

Please mention American Finance Trust, Inc. and the Plan in all correspondence.

32.	How is the Plan interpreted?

Any question of interpretation arising under the Plan will be determined by the Company and any determination will be final. The Company may adopt terms and conditions of the Plan and its operation will be governed by the laws of the State of Maryland.

33.	What are some of the Participant responsibilities under the Plan?

Participants should notify the Plan Administrator promptly of any change of address. Account statements and other communications to Participants will be addressed to them at the last address of record provided by Participants to the Plan Administrator.

Participants will have no right to draw checks or drafts against their Plan accounts or to instruct the Plan Administrator with respect to any Class A Common Shares or cash held by the Plan Administrator except as expressly provided herein.

34.	What transactions can I conduct through the Internet?

Through “Investor Center Access” on the Company’s website, http://ir.americanfinancetrust.com/resources/contact-ir, Participants can perform the following functions:

•	review their Plan account;

•	arrange to receive American Finance Trust, Inc. proxy material and other material sent to Record Owners over the Internet;

•	download forms; and

•	request a change of address in their Plan account.

Participation in the Plan through the Company’s website is entirely voluntary. You may contact DST Systems Inc. by any of the methods outlined below:

Toll-free number:	(844) 411-4272

Mailing Address:	DST Systems Inc. Attention: Distribution Reinvestment Plan of American Finance Trust, Inc.

430 W. 7th St.
Kansas City, MO 64105-1407